Exhibit 99.1

Contact: James Edgemond

Phone: (301) 608-9292

E-mail: jedgemond@unither.com

UNITED THERAPEUTICS ANNOUNCES
$250 MILLION SHARE REPURCHASE PROGRAM

Silver Spring, MD and Research Triangle Park, NC, April 27, 2017:  United Therapeutics Corporation (NASDAQ: UTHR) today announced that its Board of Directors authorized the repurchase of up to $250 million of the company’s common stock. This program will became effective immediately, and will remain open through December 31, 2017. Purchases may be made in the open market, accelerated share repurchases or in privately negotiated transactions from time to time as determined by United Therapeutics’ management and in accordance with the requirements of the U.S. Securities and Exchange Commission and the Board’s authorization, which includes a maximum purchase price per share acquired under the program.

“We are pleased to continue our track record of returning value to our shareholders via stock repurchases,” remarked Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer. “When this new $250.0 million repurchase program is completed, we will have returned over $2.0 billion to our shareholders over a six-year period, repurchasing more than 35% of our outstanding shares during that time.”

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of innovative products to address the unmet medical needs of patients with chronic and life-threatening conditions. [uthr-g]

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding future repurchases of shares of our common stock. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic and other reports filed with the Securities and Exchange Commission that could cause actual results to differ materially from anticipated results. These risks and uncertainties include, among others, our ability to successfully execute repurchases on favorable terms, and such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of April 27, 2017, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.